CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-14 of Touchstone Funds Group Trust regarding the Touchstone Dividend Equity Fund, a series of Touchstone Funds Group Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 5, 2021